UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2023

Onex Falcon Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Custom House Street, 10th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 412-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.

On January 3, 2023, Onex Falcon Direct Lending BDC Fund (the “Company”) sold 44,339 unregistered common shares of beneficial interest, par value $0.001 (the “Common Shares”) (with the final number of shares being determined on January 23, 2023) to investors, including feeder vehicles. These Common Shares were sold in a private placement in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and Regulation S under the Securities Act (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Common Shares	Consideration
As of January 3, 2023 (number of shares finalized on January 23, 2023)	44,339	$1,088,965

Item 7.01. Regulation FD Disclosure.

Since inception and as of December 31, 2022, the Company has closed on 32 portfolio investments totaling over $610 million of commitments. Currently, there are 28 borrowers in the portfolio with total outstanding commitments, including unfunded loan commitments, of $560 million. At the time of original closing for these 28 borrowers, the weighted average senior leverage was approximately 4.5 times and the loan-to-value ratio was approximately 37%. Additionally, the Company has committed to two new investments that are anticipated to close in Q1 2023 that will further ramp up leverage towards the Company's target.

The information disclosed under this Item 7.01 is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01. Other Events.

Net Asset Value

The net asset value ("NAV") per share of each class of the Company as of December 31, 2022, as determined in accordance with the Company's valuation policy, is set forth below.

NAV per share as of December 31, 2022
Common shares of beneficial interest, par value $0.001	$24.56

As of December 31, 2022, the Company's aggregate net asset value was $305,912,779 and the fair value of its investment portfolio was $504,942,593.

Status of Offering

The Company has sold Common Shares as part of the Private Offering. The following table lists the Common Shares issued and total consideration for the Private Offering as of the date of this filing. The Company intends to continue selling Common Shares in the Private Offering on a quarterly basis.

	Common Shares Issued	Total Consideration
Common shares of beneficial interest, par value $0.001	12,500,062	$321,099,043

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX FALCON DIRECT LENDING BDC FUND

Date: January 24, 2023	By:	/s/ Tara Dempsey
	Name: Title:	Tara Dempsey Chief Compliance Officer